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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                       JANUARY 18, 2000 (JANUARY 1, 2000)
                Date of Report (Date of earliest event reported)



                           SOUTHERN FOODS GROUP, L.P.
             (Exact name of registrant as specified in its charter)


      DELAWARE                       333-49289                    75-2571364
(State or other jurisdiction        (Commission                 (IRS Employer
  of incorporation)                 File Number)             Identification No.)



                               3114 SOUTH HASKELL
                               DALLAS, TEXAS 75223
              (Address of principal executive offices and zip code)




                                 (214) 824-8163
                         (Registrant's telephone number,
                              including area code)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Effective January 1, 2000, a change in control (the "Change in Control") of Southern Foods Group, L.P. (the "Company") occurred.

         The new owner of all of the limited partnership interests in the Company is Suiza Fluid Dairy Group, L.P. (the "Limited Partner") SFG Management Limited Liability Company remains the general partner of the Company; however, the general partner is now owned 95% by the Limited Partner and 5% by Suiza Management Corporation, a wholly-owned subsidiary of Suiza Foods Corporation ("Suiza Foods"). The general partner continues to own a 1% interest in the Company, and the Limited Partner owns the remaining 99%.

         The Limited Partner is a joint venture between Suiza Foods and Dairy Farmers of America, Inc. ("DFA"). DFA, a previous owner of the Company, owns 33.8% of the Limited Partner and Suiza Foods owns the remaining 66.2%. DFA received its ownership interest in the Limited Partner in exchange for its interest in the Company, and for the contribution of its investments in its other joint ventures with Suiza Foods. Suiza Foods received its ownership interest in the Limited Partner in exchange for the contribution of all of its domestic fluid dairy operations. The proportional ownership interests received by DFA and Suiza Foods were determined by negotiations between the parties. In connection with the Change in Control, the Limited Partner also acquired Mr. Pete Schenkel's entire ownership interest in the Company; and Suiza Management Corporation acquired his interest in the general partner of the Company.

         Simultaneously with the completion of the Change in Control, the Limited Partner and the Company entered into a new $1.61 billion credit facility, up to $240 million of which is available for borrowing by the Company. Approximately $1.1 billion was borrowed under this facility at closing, $180 million of which was borrowed by the Company. The Company's previously existing credit facility was terminated in connection with the Change in Control. Borrowings under this facility were used to repay certain obligations of the Company and of the operations contributed to the Limited Partner by Suiza Foods. Borrowings under the Limited Partner's new credit facility are secured by a pledge of the equity interests in the Limited Partner's material subsidiaries, including the Company and SFG Management Limited Liability Company, the Company's general partner. Lenders under the facility include First Union National Bank, as administrative agent, Bank One, NA, as syndication agent, Bank of America, N.A. and Fleet Bank, N.A., as co-documentation agents, and a syndicate of other lenders.

         The credit facility, which consists of a revolving credit facility and term loans, will expire January 4, 2005. Amounts outstanding under the facility currently bear interest at a rate per annum equal to a base rate plus 100 basis points, or The London Interbank Offering Rate plus 200 basis points. The interest rate margins will change from time to time depending on the Limited Partner's consolidated leverage ratio, which is the ratio of debt to EBITDA, as defined in the agreement. The credit agreement contains various financial and other restrictive covenants and requirements that the Limited Partner



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maintain certain financial ratios, including a leverage ratio and an interest coverage ratio. In addition, the agreement provides that the Limited Partner must maintain a minimum level of consolidated net worth, as defined in the agreement. The agreement also contains limitations on liens, investments, the incurrence of additional debt and acquisitions, and prohibits certain dispositions of property.

ITEM 5.  OTHER EVENTS

(1)      Completion of Transaction with Suiza Foods and New Credit Facility

         On January 4, 2000, the Company, together with Suiza Foods, issued a press release, a copy of which is filed as Exhibit 99.1, announcing consummation of a previously announced transaction which resulted in the Change in Control of the Company and the termination of the Company's existing senior credit facility and execution of a new credit facility for the Company.

(2)      Changes in Officers and Directors of the General Partner

         Simultaneously with the closing of the Change in Control, Mr. Rick Beaman, Executive Vice President of the general partner of the Company, was appointed Chief Operating Officer of the general partner of the Company. Also with the closing of the transaction, Pete Schenkel, formerly President and Chief Executive Officer of the general partner of the Company, became the President of the Limited Partner and Vice Chairman of Suiza Foods' Board of Directors. Gregg Engles, Chairman of the Board and Chief Executive Officer of Suiza Foods, is now the Chief Executive Officer of the general partner of the Company, and Mr. Schenkel remains the President of the general partner of the Company. Upon completion of the Change in Control, all of the former members of the Board of Directors of the general partner of the Company resigned, and Michelle Goolsby, Chief Administrative Officer and General Counsel of Suiza Foods, was elected sole director.

(3)      Repurchase of 9 7/8% Senior Subordinated Notes due 2007

         From time to time the Company has repurchased its 9 7/8% Senior Subordinated Notes due 2007 ("Notes"). On December 31, 1999, the Company purchased $17 million of the Notes from DFA at 101% of the outstanding principal amount. This purchase price is the same as will be offered to all Noteholders as a result of the Change in Control, as required under the Indenture. The Company will offer to repurchase all outstanding Notes at 101% of the outstanding principal amount as a result of the Change in Control no later than January 31, 2000, and will close the repurchase no later than March 31, 2000.



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS

    (c)  Exhibits

         Exhibit No.                    Description
         -----------                    -----------
            3.1                         Third Amended and Restated Limited
                                        Partnership Agreement of the Company

            10.1 Credit Agreement dated as of January 4, 2000 among Suiza Fluid Dairy Group, L.P. and the Company as borrowers, certain domestic subsidiaries of the parent borrower, the lenders party thereto, First Union National Bank as administrative Agent, Bank One, NA as syndication agent, Bank of America, N.A. and Fleet National Bank as co-documentation agents

            99.1                        Press Release




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             SOUTHERN FOODS GROUP, L.P.

                             By: SFG Management Limited Liability Company, General Partner


Dated: January 18, 2000      By:  /s/ Lisa N. Tyson
                                 -----------------------------------------------
                                  Lisa N. Tyson, Vice President




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                                INDEX TO EXHIBITS


         EXHIBIT NO.                    DESCRIPTION
         -----------                    -----------
            3.1                         Third Amended and Restated Limited
                                        Partnership Agreement of the Company

            10.1                        Credit Agreement dated as of January 4,
                                        2000 among Suiza Fluid Dairy Group, L.P.
                                        and the Company as borrowers, certain
                                        domestic subsidiaries of the parent
                                        borrower, the lenders party thereto,
                                        First Union National Bank as
                                        administrative Agent, Bank One, NA as
                                        syndication agent, Bank of America, N.A.
                                        and Fleet National Bank as
                                        co-documentation agents

            99.1                        Press Release